EXHIBIT 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

February 2, 2016

Ford Credit Auto Lease Two LLC

CAB East LLC
CAB West LLC
c/o Ford Credit SPE Management Office

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Re:                             Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Auto Lease Two LLC, a Delaware limited liability company, CAB East LLC, a Delaware limited liability company (“CAB East”) and CAB West LLC, a Delaware limited liability company (“CAB West” and, together with Ford Credit Auto Lease Two LLC and CAB East, the “Registrants”), in connection with a Registration Statement on Form SF-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Registrants of Asset Backed Notes (the “Notes”).  As described in the Registration Statement, each Series of Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated in the Indenture (the “Indenture Trustee”) and one of various trusts (each, a “Trust”) to be formed under the related trust agreement (the “Trust Agreement”) to be entered into by the Registrant Ford Credit Auto Lease Two LLC, and the owner trustee designated in the Trust Agreement (the “Owner Trustee”), (the Indenture, and the Trust Agreement being referred to in this opinion as the “Agreements”).  The principal collateral for each Series of Notes will be an exchange note (each, an “Exchange Note”) that is issued by CAB East and CAB West under an exchange note supplement (each, an “Exchange Note Supplement”) to be entered into under a credit and security agreement (the “Credit and Security Agreement”), each among CAB East and CAB West, as borrowers, Ford Motor Credit Company LLC, as lender and as servicer, U.S. Bank National Association, as administrative agent, and HTD Leasing LLC, as collateral agent.

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes and the related Exchange Note, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Registrants and other instruments of the Registrants and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the form of Indenture (including the form of Notes included as an exhibit to the Indenture), the form of Underwriting Agreement, the Credit and Security Agreement, the form of Exchange Note Supplement (including the form of Exchange Notes included as an exhibit to the Exchange Note Supplement) and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”).

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES
NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Subject to the qualifications stated above, we are of the opinion that, for the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture has been duly authorized by all necessary action and duly executed and delivered by all necessary parties and (c) the Notes have been duly executed and authenticated according to the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.  Furthermore, subject to the qualifications stated above, we are of the opinion that, for each Exchange Note (a) neither the Credit and Security Agreement nor the Exchange Note Supplement is required to be qualified under the Trust Indenture Act of 1939, as amended, and that (b) when (i) the Exchange Note Supplement for such Exchange Note has been duly authorized by all necessary action and duly executed and delivered by all necessary parties and (ii) such Exchange Note has been duly executed and authenticated according to the provisions of the Credit and Security Agreement and the related Exchange Note Supplement and is issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, such Exchange Note will have been duly authorized by all necessary action of CAB East and CAB West and will be the legally and validly issued, binding obligation of CAB East and CAB West, fully paid and non-assessable, and the holders of such Exchange Note will be entitled to the benefits of the Credit and Security Agreement and the related Exchange Note Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrants in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP